Exhibit 10.2
AMENDMENT NUMBER ONE TO THE
CARRIER GLOBAL CORPORATION
PENSION PRESERVATION PLAN

WHEREAS, Carrier Global Corporation (the “Corporation”) established the Carrier Global Corporation Pension Preservation Plan, effective as of April 3, 2020 (the "Plan");
WHEREAS, the Corporation reserves the right to amend the Plan through the action of its Employee Benefit Committee (the "EBC");
WHEREAS, the EBC has delegated authority to amend the Plan to the Benefit Administration Subcommittee (the "BAS");
WHEREAS, the Corporation desires to amend the Plan to align the Plan's terms to reflect the operation of the Plan;
WHEREAS, these amendments were previously approved by the BAS.
NOW, THEREFORE, the Plan is hereby amended as set forth below, effective as of April 3, 2020:
1.Section 6.2 is amended in its entirety to read as follows:
6.2.    Separation from Service of Specified Employees.
If the Participant is a Specified Employee on the date of the Participant's Separation from Service, distribution of the Participant's Plan Benefit to the Participant that is made on account of the Participant's Separation from Service will not be made or commence earlier than the first business day of the seventh month following the date of Separation from Service. In the case of a distribution in installments, the date of any subsequent installments shall not be affected by the delay of any installment hereunder.

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IN WITNESS WHEREOF, this amendment has been executed by a duly authorized representative of the Benefit Administration Subcommittee as of the date indicated below.
BENEFIT ADMINISTRATION SUBCOMMITTEE

By: /s/ Randy Michel, VP Total Rewards

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